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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                             AMERISTEEL CORPORATION
             (Exact name of registrant as specified in its charter)


                 FLORIDA                                 59-0792436
(State of incorporation or organization)      (IRS Employer Identification No.)


            5100 LEMON STREET
             TAMPA, FLORIDA                                 33609
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is to become effective simultaneously with the effectiveness pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates 333-37679


       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class              Name of Each Exchange On Which
           To Be So Registered              Each Class Is To Be Registered
           -------------------              ------------------------------
          CLASS A COMMON STOCK                NEW YORK STOCK EXCHANGE


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                 ----------------------------------------------
                                (Title of Class)





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

             On October 10, 1997, AmeriSteel Corporation (the "Company") filed a Registration Statement on Form S-1 (File No. 333-37679) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as the same may be amended from time to time, including the filing of any prospectus subsequently filed by the Company under Rule 424(b) under the Securities Act of 1933, the "Form S-1 Registration Statement"). The information required to be furnished in response to this Item is set forth in the Form S-1 Registration Statement under the heading "Description of Capital Stock," which information is by this reference incorporated into this Registration Statement.

ITEM 2.      EXHIBITS

         2.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(I) to the Company's Annual Report on Form 10-K for the year ended March 31, 1996)

         2.2 Form of Articles of Incorporation to be in effect immediately prior to completion of the Offerings to which this Registration Statement relates (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
                  S-1 (Registration Statement No. 333-37679))

         2.3      Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 3.3 to the Registrant's Registration Statement on Form
                  S-1 (Registration Statement No. 333- 37679))

         2.4 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration
                  Statement on Form S-1 (Registration Statement No. 333- 37679))

         2.6 $140,000,000 Credit Agreement dated as of June 9, 1995 among the Company, certain financial institutions, The Bank of Tokyo, Ltd. and NationsBank of Florida, N.A., and The Bank of
                  Tokyo, Ltd. as agent, as amended (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on
                  Form S-1 (Registration Statement No. 333- 37679))

         2.7 Indenture dated as of December 15, 1992 by and between the Company and The Connecticut National Bank for $100,000,000 11
                  1/2% First Mortgage Notes due 2000, as amended (incorporated by reference to Exhibit 10.4 to the Registrant's Registration
                  Statement on Form S-1 (Registration Statement No. 333-37679))

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 8, 1997              AMERISTEEL CORPORATION


                                    By: /s/  TOM J. LANDA
                                       ---------------------------------
                                       Tom J. Landa, Chief
                                       Financial Officer